Exhibit 99.1

Ariba Reports Results for Second Quarter of Fiscal Year 2012

Subscription revenue grows 32% year-over-year

Network revenue up 59% year-over-year

SUNNYVALE, Calif., April 26, 2012 – Ariba, Inc. (Nasdaq: ARBA), the world’s business commerce network, today announced results for the second quarter of fiscal year 2012 ended March 31, 2012.

Quarterly Financial and Operational Highlights from Continuing Operations:

•	Subscription revenue of $89.2 million, up 32% year-over-year

•	Network revenue of $45.4 million, up 59% year-over-year

•	Total revenue of $131.5 million, up 21% year-over-year

•	Earnings of $0.02 per share from continuing operations; non-GAAP EPS of $0.25 from continuing operations, up 34% year-over-year

“As evidenced by our strong quarterly results, Ariba continues to perform at a high level,” said Bob Calderoni, Chairman and CEO, Ariba. “We are executing our strategy, bringing to market new innovations and strategic partnerships that will make it even easier for buyers and sellers to connect and collaborate more efficiently. The combination of these factors is strengthening Ariba’s position as the leader of the Networked Enterprise.”

Results for the Second Quarter of Fiscal Year 2012

Revenue from Continuing Operations:

Total revenues from continuing operations were $131.5 million for the second quarter of fiscal year 2012, an increase of 21% compared to $108.8 million for the second quarter of fiscal year 2011. Subscription and maintenance revenues for the second quarter of fiscal year 2012 were $102.1 million, an increase of 23% compared to $82.8 million for the second quarter of fiscal year 2011. Within subscription and maintenance revenues, subscription software revenue was $89.2 million for the second quarter of fiscal year 2012, an increase of 32% compared to $67.6 million for the second quarter of fiscal year 2011. Services and other revenues for the second quarter of fiscal year 2012 were $29.4 million, an increase of 13% compared to $25.9 million for the second quarter of fiscal year 2011.

Operating Income from Continuing Operations:

Operating income from continuing operations for the second quarter of fiscal year 2012 was $4.2 million, an increase of $5.3 million compared to an operating loss from continuing operations of $1.1 million for the second quarter of fiscal year 2011. Operating income from continuing operations for the second quarter of fiscal year 2012 included expenses of $4.8 million for amortization of intangible assets and $18.0 million for stock-based compensation. Excluding these items, non-GAAP operating income for the second quarter of fiscal year 2012 was $27.0 million, representing a 20.5% non-GAAP operating margin and an increase of 48% compared to $18.2 million of non-GAAP operating income for the second quarter of fiscal year 2011. Non-GAAP operating income for the second quarter of fiscal year 2011 excluded expenses of $3.3 million for amortization of intangible assets, $14.2 million for stock-based compensation, restructuring costs of $0.2 million, and transaction costs of $1.5 million.

Earnings Per Share from Continuing Operations:

Income from continuing operations for the second quarter of fiscal year 2012 was $1.8 million, or $0.02 per share, an increase compared to a net loss from continuing operations of $1.6 million, or $0.02 per share, for the second quarter of fiscal year 2011. Non-GAAP net income from continuing operations was $24.6 million, or $0.25 per share, an increase of 34% compared to $0.19 per share for the second quarter of fiscal year 2011.

Balance Sheet and Cash Flow

Total cash, cash equivalents, investments and restricted cash were $262.1 million at March 31, 2012, an increase of $39.5 million compared to $222.6 million at December 31, 2011. The company generated net cash flow from continuing operations of $38.7 million for the three months ended March 31, 2012. Total deferred revenue was $142.6 million at March 31, 2012, compared to $142.3 million at March 31, 2011 and $129.1 million at December 31, 2011.

Conference Call Information

Ariba will hold a conference call today at 5:00 p.m. ET to discuss its results for the second quarter of fiscal year 2012. To join the call, please dial 877-407-8031 in the United States and Canada, or 201-689-8031 internationally. The conference call will also be webcast live and can be accessed on the investor relations section of the company’s website at www.ariba.com or by logging in at www.vcall.com.

A replay of the conference can be accessed by calling 877-660-6853 in the United States and Canada or 201-612-7415 internationally and entering account number 286 and conference ID number: 392221.

About Ariba, Inc.

Ariba, Inc. is the world’s business commerce network. Ariba combines industry-leading cloud-based applications with the world’s largest web-based trading community to help companies discover and collaborate with a global network of partners. Using the Ariba® Network, businesses of all sizes can connect to their trading partners anywhere, at any time from any application or device to buy, sell and manage their cash more efficiently and effectively than ever before. Join them at: www.ariba.com

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Copyright © 1996 – 2012 Ariba, Inc.

Ariba, the Ariba logo, AribaLIVE, Ariba.com, Ariba.com Network, Ariba Spend Management. Find it. Get it. Keep it. and PO-Flip are registered trademarks of Ariba, Inc. Ariba Procure-to-Pay, Ariba Buyer, Ariba eForms, Ariba PunchOut, Ariba Services Procurement, Ariba Travel and Expense, Ariba Procure-to-Order, Ariba Procurement Content, Ariba Sourcing, Ariba

Savings and Pipeline Tracking, Ariba Category Management, Ariba Category Playbooks, Ariba StartSourcing, Ariba Spend Visibility, Ariba Analysis, Ariba Data Enrichment, Ariba Contract Management, Ariba Contract Compliance, Ariba Electronic Signatures, Ariba StartContracts, Ariba Invoice Management, Ariba Payment Management, Ariba Working Capital Management, Ariba Settlement, Ariba Supplier Information and Performance Management, Ariba Supplier Information Management, Ariba Discovery, Ariba Invoice Automation, Ariba PO Automation, Ariba Express Content, Ariba Ready, and Ariba LIVE are trademarks or service marks of Ariba, Inc. All other brand or product names may be trademarks or registered trademarks of their respective companies or organizations in the United States and/or other countries.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from current expectations include, but are not limited to: the impact of the credit crises on Ariba’s results of operations and financial condition; delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the impact of any acquisitions, including difficulties with the integration process or the realization of benefits of a transaction; the impact of our disposition, including the potential disruption of our ongoing business; the ability to attract and retain qualified employees; long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions, including the impact of a recession; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions and dispositions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-Q filed with the SEC on February 7, 2012.

Investor Contact:

John Duncan

Ariba, Inc.

(678) 336-2980

investorinfo@ariba.com

Media Contact:

Karen Master

Ariba, Inc.

(412) 297-8177

kmaster@ariba.com

Ariba, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	March 31, 2012	September 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$173,422	$196,399
Short-term investments	22,972	28,319
Restricted cash	29,267	196
Accounts receivable, net	36,312	32,256
Prepaid expenses and other current assets	17,946	16,191

Total current assets	279,919	273,361

Property and equipment, net	33,756	32,806
Long-term investments	36,135	26,581
Restricted cash, less current portion	270	29,174
Goodwill	520,427	482,825
Other intangible assets, net	62,829	61,653
Other assets	7,140	6,741

Total assets	$940,476	$913,141

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,345	$8,873
Accrued compensation and related liabilities	35,695	45,169
Accrued liabilities	24,910	24,293
Restructuring obligations	20,510	23,461
Deferred revenue	135,119	114,505

Total current liabilities	228,579	216,301

Restructuring obligations, less current portion	—	8,346
Deferred revenue, less current portion	7,450	9,181
Contingent liability for acquisition	23,811	23,486
Other long-term liabilities	6,798	7,873

Total liabilities	266,638	265,187

Stockholders’ equity:
Common stock	200	199
Additional paid-in capital	5,378,104	5,353,514
Accumulated other comprehensive loss	(4,597)	(3,396)
Accumulated deficit	(4,699,869)	(4,702,363)

Total stockholders’ equity	673,838	647,954

Total liabilities and stockholders’ equity	$940,476	$913,141

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011
Revenues:
Subscription and maintenance	$102,105	$82,849	$199,272	$148,707
Services and other	29,365	25,916	57,852	50,478

Total revenues	131,470	108,765	257,124	199,185

Cost of revenues:
Subscription and maintenance	20,857	17,680	42,897	31,970
Services and other	23,780	19,217	45,814	34,524
Amortization of acquired technology and customer intangible assets	4,353	3,075	8,616	4,100

Total cost of revenues	48,990	39,972	97,327	70,594

Gross profit	82,480	68,793	159,797	128,591

Operating expenses:
Sales and marketing	45,153	39,831	90,580	75,547
Research and development	17,712	15,004	34,284	27,496
General and administrative	15,007	14,541	29,337	25,151
Amortization of other intangible assets	398	242	781	242
Restructuring costs (benefit)	—	231	—	(2,692)

Total operating expenses	78,270	69,849	154,982	125,744

Operating income (loss)	4,210	(1,056)	4,815	2,847
Interest and other (expense) income, net	(620)	326	(86)	1,095

Income (loss) from continuing operations before income taxes	3,590	(730)	4,729	3,942
Provision for (benefit from) income taxes	1,750	861	3,607	(2,951)

Income (loss) from continuing operations	1,840	(1,591)	1,122	6,893

Discontinued operations, net of tax:
Income (loss) from discontinued operations	511	1,147	1,372	(3,957)
Gain on sale of discontinued operations	—	445	—	39,164

Total discontinued operations	511	1,592	1,372	35,207

Net income	$2,351	$1	$2,494	$42,100

Basic earnings per share:
Income (loss) from continuing operations	$0.02	$(0.02)	$0.01	$0.08
Discontinued operations, net of tax	0.00	0.02	0.01	0.39

Net income per basic common share	$0.02	$0.00	$0.02	$0.47

Diluted earnings per share:
Income (loss) from continuing operations	$0.02	$(0.02)	$0.01	$0.07
Discontinued operations, net of tax	0.00	0.02	0.01	0.38

Net income per diluted common share	$0.02	$0.00	$0.02	$0.45

Weighted average shares—basic	95,640	91,846	95,089	90,239
Weighted average shares—diluted	98,463	91,846	98,290	93,686

Ariba, Inc. and Subsidiaries

Cash Flows

(Unaudited; in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011
Operating activities:
Net income	$2,351	$1	$2,494	$42,100
Less income from discontinued operations, net of tax	(511)	(1,592)	(1,372)	(35,207)

Income (loss) from continuing operations	1,840	(1,591)	1,122	6,893
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Provision for doubtful accounts	402	107	382	272
Depreciation	3,207	2,554	6,286	4,628
Amortization of intangible assets	4,751	3,317	9,397	4,342
Stock-based compensation	18,030	14,211	36,296	27,045
Restructuring costs (benefit)	—	231	—	(2,692)
Changes in operating assets and liabilities:
Accounts receivable	92	653	(2,327)	(1,296)
Prepaid expense and other assets	(1,587)	(4,010)	(1,216)	(4,662)
Accounts payable	(1,353)	(1,512)	1,356	(1,421)
Accrued compensation and related liabilities	7,102	6,128	(9,994)	(7,567)
Accrued liabilities	(1,670)	(2,121)	(2,469)	(8,656)
Deferred revenue	13,573	11,925	18,368	32,842
Restructuring obligations	(5,669)	(4,015)	(11,297)	(8,275)

Net cash provided by continuing operations	38,718	25,877	45,904	41,453
Net cash (used in) provided by discontinued operations	(132)	(589)	981	(1,710)

Net cash provided by operating activities	38,586	25,288	46,885	39,743

Investing activities:
Cash paid for acquisition, net of cash acquired	—	(62,662)	(47,728)	(62,662)
Proceeds from sale of discontinued operations	—	4,149	—	43,149
Purchases of property and equipment	(3,738)	(8,279)	(6,617)	(10,394)
Purchases of investments, net of maturities	(3,161)	(232)	(4,250)	227

Net cash used in investing activities	(6,899)	(67,024)	(58,595)	(29,680)

Financing activities:
Proceeds from issuance of common stock, net	4,104	2,977	5,035	3,408
Repurchase of common stock	—	—	(16,740)	(12,802)

Net cash provided by (used in) financing activities	4,104	2,977	(11,705)	(9,394)

Effect of exchange rates on cash and cash equivalents	610	(158)	438	(225)

Net change in cash and cash equivalents	36,401	(38,917)	(22,977)	444

Cash and cash equivalents at beginning of period	137,021	221,754	196,399	182,393

Cash and cash equivalents at end of period	$173,422	$182,837	$173,422	$182,837

Non-GAAP Financial Measures

The following table reconciles financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP) to the most directly comparable non-GAAP financial measures in the press release.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For example, our non-GAAP financial measures have the effect of excluding income and expenses from our operating results that should be properly considered under a system of accrual accounting. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude income and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance. The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes. We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Expense reconciliation:
GAAP revenue	$131,470	$108,765
Less: GAAP net income	2,351	1

Total GAAP expenses	129,119	108,764

Amortization of intangible assets	(4,751)	(3,317)
Stock-based compensation	(18,030)	(14,211)
Restructuring costs	—	(231)
Transaction costs	—	(1,481)
Discontinued operations	511	1,592

Total non-GAAP operating expenses	$106,849	$91,116

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Net income reconciliation:
GAAP net income	$2,351	$1
Amortization of intangible assets	4,751	3,317
Stock-based compensation	18,030	14,211
Restructuring costs	—	231
Transaction costs	—	1,481
Discontinued operations	(511)	(1,592)

Non-GAAP income from continuing operations	$24,621	$17,649

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Net income per share reconciliation:
GAAP net income per share—basic	$0.02	$0.00
Amortization of intangible assets	0.05	0.04
Stock-based compensation	0.19	0.15
Restructuring costs	0.00	0.00
Transaction costs	0.00	0.02
Discontinued operations	0.00	(0.02)

Non-GAAP income from continuing operations per share—basic	$0.26	$0.19

Non-GAAP income from continuing operations per share—diluted	$0.25	$0.19

Weighted average shares—basic	95,640	91,846
Weighted average shares—diluted	98,463	94,798

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Six Months Ended March 31, 2012	Six Months Ended March 31, 2011
Expense reconciliation:
GAAP revenue	$257,124	$199,185
Less: GAAP net income	2,494	42,100

Total GAAP expenses	254,630	157,085

Amortization of intangible assets	(9,397)	(4,342)
Stock-based compensation	(36,296)	(27,045)
Tax accrual reversal	—	3,942
Restructuring benefit	—	2,692
Transaction costs	—	(2,471)
Discontinued operations	1,372	35,207

Total non-GAAP operating expenses	$210,309	$165,068

	Six Months Ended March 31, 2012	Six Months Ended March 31, 2011
Net income reconciliation:
GAAP net income	$2,494	$42,100
Amortization of intangible assets	9,397	4,342
Stock-based compensation	36,296	27,045
Tax accrual reversal	—	(3,942)
Restructuring benefit	—	(2,692)
Transaction costs	—	2,471
Discontinued operations	(1,372)	(35,207)

Non-GAAP income from continuing operations	$46,815	$34,117

	Six Months Ended March 31, 2012	Six Months Ended March 31, 2011
Net income per share reconciliation:
GAAP net income per share—basic	$0.02	$0.47
Amortization of intangible assets	0.10	0.05
Stock-based compensation	0.38	0.30
Tax accrual reversal	0.00	(0.05)
Restructuring benefit	0.00	(0.03)
Transaction costs	0.00	0.03
Discontinued operations	(0.01)	(0.39)

Non-GAAP income from continuing operations per share—basic	$0.49	$0.38

Non-GAAP income from continuing operations per share—diluted	$0.48	$0.36

Weighted average shares—basic	95,089	90,239
Weighted average shares—diluted	98,290	93,686

Discussion of Specific Items Excluded From Non-GAAP Financial Measures

Our non-GAAP financial measures generally exclude expenses or benefits for (i) amortization of intangible assets related to acquisitions, (ii) stock-based compensation, (iii) tax accrual reversal, (iv) restructuring costs or benefits, (v) transaction related costs and (vi) discontinued operations. We exclude these items because we believe they are not closely related to the ongoing operating performance of our business and the performance of our senior management and are generally excluded from our budget and planning process. In addition to these reasons, we believe our non-GAAP financial measures are also helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. In addition, except for certain restructuring costs or benefits, transaction related costs and discontinued operations, these items are non-cash items that do not affect cash flows.

(1) Amortization of acquired intangible assets. In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

(2) Stock-based compensation expenses. We exclude stock-based compensation expense associated with stock granted to employees and non-employee directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.

(3) Tax accrual reversal. We released tax reserves in the six months ended March 31, 2011. We exclude these from our non-GAAP financial measures because they are unrelated to our ongoing operations. We believe excluding the tax reserve releases helps investors compare our operating performance with that of other companies.

(4) Restructuring cost (benefit). We recorded a restructuring benefit related to lease abandonment accruals in the six months ended March 31, 2011 and a restructuring cost related to asset impairment in the three months ended March 31, 2011. We exclude these from our non-GAAP financial measures because they are unrelated to our ongoing operations and are significantly impacted by factors outside our control. We believe excluding restructuring costs (benefits) helps investors compare our operating performance with that of other companies. We recognize, however, that restructuring costs (benefits) will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.

(5) Transaction related costs. We recorded transaction related costs in the three and six months ended March 31, 2011. We exclude these from our non-GAAP financial measures because they are unrelated to our ongoing operations. We believe excluding the transaction related costs helps investors compare our operating performance with that of other companies. We recognize, however, that the transaction related costs impact cash flow and that we and investors should carefully consider the impact of this on cash flow.

(6) Discontinued operations. We exclude the results of discontinued operations from our non-GAAP financial measures because they are unrelated to our ongoing operations. We believe excluding the results of discontinued operations helps investors compare our operating performance with that of other companies. We recognize, however, that the discontinued operations impact cash flow and that we and investors should carefully consider the impact of this on cash flow.